Exhibit 11(a)


                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   (Amounts in Millions Except Per Share Data)

                                                                                   For The Three Months Ended
                                                                   September 29, 1996                      October 1, 1995
                                                                Amount         Per Share               Amount         Per Share
Primary:

Average shares outstanding                                       87.8                                    85.9

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method
   using the average market price                                 2.4                                     2.6
                                                                 ----                                     ---

Adjusted shares outstanding                                      90.2                                    88.5
                                                                 ====                                    ====

Earnings from continuing operations                             $55.7                                   $32.3

Less preferred stock dividend                                     2.9                                     2.9
                                                                -----                                   -----

Earnings from continuing operations
   attributable to common stock                                 $52.8             $.59                  $29.4           $ .33
                                                                =====             ====                  =====           =====


Fully Diluted:

Average shares outstanding                                       87.8                                    85.9

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the higher of the average market price or ending market
   price                                                          2.5                                     2.8
                                                                 ----                                    ----

Adjusted shares outstanding                                      90.3                                    88.7

Average shares assumed to be
   converted through convertible
   preferred stock (Note 1)                                       6.3                                     6.4
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            96.6                                    95.1
                                                                 ====                                    ====

Earnings from continuing operations                             $55.7            $ .58                  $32.3           $ .34
                                                                =====            =====                  =====           =====


Notes:     1.   Difference from prior year is due to rounding.



                                                                Exhibit 11(b)

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   (Amounts in Millions Except Per Share Data)

                                                                                   For The Three Months Ended
                                                                    September 29, 1996                     October 1, 1995
                                                               Amount           Per Share              Amount         Per Share
Primary:

Average shares outstanding                                       87.8                                    85.9

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the average market price                                       2.4                                     2.6
                                                                 ----                                    ----

Adjusted shares outstanding                                      90.2                                    88.5
                                                                 ====                                    ====

Net earnings                                                    $55.7                                   $43.5

Less preferred stock dividend                                     2.9                                     2.9
                                                                -----                                   -----

Net earnings attributable to common stock                       $52.8             $.59                  $40.6           $ .46
                                                                =====             ====                  =====           =====


Fully Diluted:

Average shares outstanding                                       87.8                                    85.9

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the higher of the average market price or ending market
   price                                                          2.5                                     2.8
                                                                 ----                                    ----

Adjusted shares outstanding                                      90.3                                    88.7

Average shares assumed to be
   converted through convertible
   preferred stock (Note 1)                                       6.3                                     6.4
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            96.6                                    95.1
                                                                 ====                                    ====

Net earnings                                                    $55.7             $.58                  $43.5           $ .46
                                                                =====             ====                  =====           =====


Notes:     1.   Difference from prior year is due to rounding.



                                                                 Exhibit 11(c)

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   (Amounts in Millions Except Per Share Data)

                                                                                   For The Nine Months Ended
                                                                   September 29, 1996                       October 1, 1995
                                                               Amount          Per Share               Amount        Per Share
Primary:

Average shares outstanding                                       87.4                                    85.4

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the average market price                                       2.5                                     2.3
                                                                 ----                                    ----

Adjusted shares outstanding                                      89.9                                    87.7
                                                                 ====                                    ====

Earnings from continuing operations                             $68.6                                   $79.5

Less preferred stock dividend                                     8.7                                     8.7
                                                                -----                                   -----

Earnings from continuing operations
   attributable to common stock                                 $59.9             $.67                  $70.8           $ .81
                                                                =====             ====                  =====           =====


Fully Diluted:

Average shares outstanding                                       87.4                                    85.4

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the higher of the average market price or ending market
   price                                                          2.6                                     2.8
                                                                 ----                                    ----

Adjusted shares outstanding                                      90.0                                    88.2

Average shares assumed to be
   converted through convertible
   preferred stock                                                6.4                                     6.4  (Note 1)
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            96.4                                    94.6
                                                                 ====                                    ====

Earnings from continuing operations                             $68.6            $ .71                  $79.5           $ .84
                                                                =====            =====                  =====           =====


Notes:     1.   The  assumed  conversion  of  convertible  preferred  stock  is  anti-dilutive and, therefore, is not used in the calculation of fully diluted earnings per share included in the financial statements.



                                                                Exhibit 11(d)

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                   (Amounts in Millions Except Per Share Data)

                                                                                    For The Nine Months Ended
                                                                     September 29, 1996                   October 1, 1995
                                                                Amount           Per Share             Amount          Per Share
Primary:

Average shares outstanding                                       87.4                                    85.4

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the average market price                                       2.5                                     2.3
                                                                 ----                                    ----

Adjusted shares outstanding                                      89.9                                    87.7
                                                                 ====                                    ====

Net earnings                                                   $139.0                                  $104.0

Less preferred stock dividend                                     8.7                                     8.7
                                                                -----                                   -----

Net earnings attributable to common stock                      $130.3               $1.45               $95.3              $1.09
                                                               ======               =====               =====              =====


Fully Diluted:

Average shares outstanding                                       87.4                                    85.4

Dilutive stock options and stock issuable under employee
   benefit plans--based on the Treasury stock method using
   the higher of the average market price or ending market
   price                                                          2.6                                     2.8
                                                                 ----                                    ----

Adjusted shares outstanding                                      90.0                                    88.2

Average shares assumed to be
   converted through convertible
   preferred stock                                                6.4                                     6.4  (Note 1)
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            96.4                                    94.6
                                                                 ====                                    ====

Net earnings                                                   $139.0               $1.44              $104.0              $1.10
                                                               ======               =====              ======              =====


Notes:     1.   The assumed conversion of convertible preferred stock is anti-dilutive and, therefore, is not used in the calculation of fully diluted earnings per share included in the financial statements.


